Exhibit 10.3

SUBSCRIPTION AGREEMENT

To:	North Haven Net REIT 1585 Broadway New York, NY 10036

Re:	Subscription Agreement for the Purchase of Class E Common Shares of Beneficial Interest and/or Class E Operating Partnership Units (this “Subscription Agreement”)

MSREI Holding, Inc., a Delaware corporation (“MSREI”), or any entity that is controlled by, controls or is under common control with MSREI and any of their respective predecessor entities (collectively, “Morgan Stanley”), as of the 1st day of April, 2024, agrees, from time to time, to purchase a number of Class E common shares of beneficial interest, par value $0.01 per common share (the “Class E Shares”), of North Haven Net REIT, a Maryland statutory trust (the “Trust”), and/or Class E units (“Class E OP Units” and, together with the Class E Shares, the “Securities”) of NH Net REIT Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Trust, the “Trust Parties”), or any combination thereof, in an aggregate amount equal to $24,500,000 (the “Commitment”), pursuant to the terms and conditions of this Subscription Agreement and as set forth in Exhibit A hereto. Each of the Trust, the Operating Partnership and Morgan Stanley agree that, to the extent the Class E shares and/or Class E OP Units are not yet designated under the Trust’s or the Operating Partnership’s, as applicable, organizational documents as of the date of any Capital Contribution (as defined below), the Trust or the Operating Partnership, as applicable, shall issue common shares or limited partnership interests, as applicable, to Morgan Stanley, which shall subsequently be reclassified as Class E Shares or Class E OP Units in connection with such designation at a later date.

Morgan Stanley acknowledges that the Trust will not register the issuance of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from registration contained in the Securities Act and the State Acts, and that the Trust relies upon these exemptions, in part, because of Morgan Stanley’s representations, warranties and agreements contained in this Subscription Agreement.

The parties hereto represent, warrant and agree as follows:

1.            Morgan Stanley hereby agrees, from time to time, to purchase from the Trust a number of Class E Shares, Class E OP Units, or any combination thereof, in Morgan Stanley’s sole discretion, in an aggregate amount equal to $24,500,000, subject to the following additional provisions:

a.            The Trust shall provide at least five (5) business days, or such shorter period upon the consent of Morgan Stanley, prior notice (each, a “Contribution Notice”) when the Trust requires a capital contribution from Morgan Stanley pursuant to this Subscription Agreement (a “Capital Contribution”). The Contribution Notice shall include the amount of the Capital Contribution (the “Capital Contribution Amount”) and the date by which such amount shall be paid to the Trust (the “Contribution Date”). Upon receipt of a Contribution Notice, Morgan Stanley shall elect to purchase Class E Shares or Class E Units by written notice to the Trust of the same (the “Securities Election”).

b.            Morgan Stanley shall make all Capital Contributions pursuant to the terms of this Subscription Agreement in U.S. dollars by wire transfer of immediately available funds on the applicable Contribution Date.

c.            In exchange for each Capital Contribution pursuant to the terms of this Subscription Agreement, the Trust and/or the Operating Partnership shall issue to Morgan Stanley a number of Class E Shares or Class E Units, in accordance with Securities Election, equal to the applicable Capital Contribution Amount divided by a per Class E Share or Class E OP Unit price equal to either (i) where the Trust has not yet calculated a net asset value (“NAV”) per Class E Share or Class E OP Unit, a Class E Share or Class E OP Unit price equal to $20.00 or (ii) after the date on which the Trust calculates a NAV per Class E Share or Class E OP Unit, a Class E Share or Class E OP Unit price equal to the most recently determined NAV per Class E Share or Class E OP Unit, as applicable, immediately prior to the Contribution Date, as determined by MSREF Real Estate Advisor, Inc., the Trust’s investment adviser, and consistent with the valuation procedures described in the Trust’s Private Placement Memorandum in connection with its continuous private offering (as amended and/or supplemented from time to time, the “Private Placement Memorandum”).

2.             Morgan Stanley hereby represents and warrants to the Trust as follows:

a.            Morgan Stanley has carefully read this Subscription Agreement and, to the extent it believes necessary, has discussed with its counsel the representations, warranties and agreements that it makes by signing this Subscription Agreement and acknowledges and agrees to all of the limitations set forth herein relating to the repurchase by the Trust of such Securities.

b.            Morgan Stanley is a legal entity duly organized, validly existing and in good standing under the laws of the state, commonwealth or other jurisdiction wherein it was organized or established. Morgan Stanley has all requisite power and authority to purchase the Securities, execute and deliver this Subscription Agreement and to perform all of the obligations required to be performed by Morgan Stanley hereunder, and such purchase and performance will not violate or contravene any law, rule or regulation binding on or applicable to Morgan Stanley or any investment guideline or restriction applicable to Morgan Stanley. The person executing this Subscription Agreement on behalf of Morgan Stanley is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by Morgan Stanley in connection herewith have been duly authorized, executed, and delivered by Morgan Stanley, and are the legal, valid, and binding obligations of Morgan Stanley, enforceable against Morgan Stanley in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

c.            Morgan Stanley is purchasing the Securities for its own account, with the intention of holding the Securities for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities. Morgan Stanley will not make any sale, transfer or other disposition of the Securities without registration under the Securities Act and the State Acts unless an exemption from registration is available under the Securities Act and the State Acts. Morgan Stanley acknowledges that Morgan Stanley and its affiliates have no right to require the Trust, the Operating Partnership or any other party to seek such registration of the Securities. Morgan Stanley acknowledges that neither the Trust nor the Operating Partnership has any obligation to comply with the conditions of Rule 144 promulgated under the Securities Act or to take any other action necessary in order to make available any exemption for the resale of the Securities without registration. Morgan Stanley further acknowledges that the Securities will be subject to significant restrictions on transferability and ownership as set forth from time to time in the Trust’s Declaration of Trust (as amended from time to time, the “Declaration of Trust”) and the Limited Partnership Agreement of the Operating Partnership (as amended from time to time, the “OP Agreement”).

d.            Morgan Stanley is familiar with the business in which the Trust and the Operating Partnership is or will be engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is agreeing to undertake in this Subscription Agreement; it is fully aware of the problems and risks involved in making investments of this type; and it is capable of evaluating the merits and risks of such investments.

e.            Morgan Stanley is not relying on any communication (written or oral) of the Trust, the Operating Partnership or any of their respective affiliates as investment or tax advice or as a recommendation to purchase the Securities. Morgan Stanley acknowledges that no U.S. federal or state or non-U.S. agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of an investment in the Securities.

f.            Morgan Stanley has such knowledge, skill and experience in business, financial and investment matters that Morgan Stanley is capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision with respect thereto. Morgan Stanley has made an independent legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities. Morgan Stanley is able to bear the substantial economic risks related to an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment, and can afford a complete loss of such investment.

g.            Morgan Stanley is an “accredited investor” as defined in Regulation D under the Securities Act. Morgan Stanley agrees to furnish additional information reasonably requested by the Trust or the Operating Partnership to assure compliance with applicable securities laws, rules and regulations in connection with the purchase and sale of the Securities.

h.            Morgan Stanley acknowledges that none of the Trust, the Operating Partnership or any other person offered to sell the Securities by means of, and Morgan Stanley is not investing in the Securities as a result of, any form of general solicitation or advertising, including but not limited to: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

i.             Except as otherwise disclosed to the Trust or the Operating Partnership, Morgan Stanley hereby certifies that none of the disqualifying events or conditions (each, a “Rule 506(d) Event”) described in Rule 506(d) under Regulation D promulgated under the Securities Act has occurred or is true as of the date hereof with respect to (a) Morgan Stanley or (b) any beneficial owner of Morgan Stanley which indirectly holds 20% or more of the total outstanding shares of the Trust or interests in the Operating Partnership. Morgan Stanley shall promptly notify the Trust or the Operating Partnership, in the event that, after the date hereof, the foregoing sentence is no longer accurate.

j.            Morgan Stanley acknowledges that neither the Trust nor the Operating Partnership will issue physical certificates for the Securities. Instead, the Securities will be recorded on the books and records of the Trust or the Operating Partnership, as applicable, or its respective transfer agent.

k.            Morgan Stanley acknowledges that the representations made by Morgan Stanley herein shall be continuing and must be valid as of each Contribution Date. If there is any material change to the facts or circumstances underlying the representations made by Morgan Stanley herein such that the representations would become false, inaccurate or misleading, Morgan Stanley agrees to promptly notify the Trust or the Operating Partnership of such material change.

3.             Each of the Trust Parties hereby represents and warrants to Morgan Stanley as follows:

a.            The Trust is a legal entity duly organized, validly existing and in good standing under the laws of the state of Maryland. The Operating Partnership is a legal entity duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of the Trust Parties has all requisite power and authority to execute and deliver this Subscription Agreement and to perform all of the obligations required to be performed by it hereunder, and such performance will not violate or contravene any law, rule or regulation binding on or applicable to such Trust Party. The person executing this Subscription Agreement on behalf of each of the Trust Parties is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by each of the Trust Parties in connection herewith have been duly authorized, executed, and delivered by each of the Trust Parties and are the legal, valid, and binding obligations of each of the Trust Parties, enforceable against each of the Trust Parties in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

b.            Neither the offer and sale of the Securities nor the execution and delivery by any Trust Party of, and the performance by each of the Trust Parties of its respective obligations under, this Subscription Agreement will result in a violation or default of, or the imposition of any lien upon any assets of any Trust Party or any of its respective subsidiaries pursuant to (a) any provision of applicable law, (b) its organizational documents, (c) the organizational documents, each as amended, of any subsidiary of the Trust Parties, (d) any agreement or other instrument binding upon any Trust Party or any subsidiary of any Trust Party or (e) any order any governmental entity, agency or court having jurisdiction over any Trust Party or any subsidiary of a Trust Party or any of its assets, except in the case of clauses (a), (c), (d) and (e) for any such violation, default or lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Trust’s business, financial condition or results of operations or the Trust’s ability to perform its obligations under this Subscription Agreement.

c.            No consent, approval, authorization, order, registration, qualification or filing of or with any governmental entity by any Trust Party is required in connection with the transactions contemplated herein, except such as may be required under the Securities Act or State Acts. No consent, approval, or authorization of any other person is required to be obtained by any Trust Party in connection with the transactions contemplated herein, except for any such consent, approval or authorization that would not reasonably be expected to materially and adversely affect the Trust’s business, financial condition or results of operations or such Trust Party’s ability to perform its obligations under this Subscription Agreement.

d.            The Securities to be issued pursuant to the terms of this Subscription Agreement will, when issued, paid for and delivered, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and such Securities will be free and clear of all taxes, liens (other than transfer restrictions imposed hereunder, under the Declaration of Trust or by applicable law), preemptive rights, subscription and similar rights.

e.            As of the date hereof, there is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of any Trust Party, threatened against any Trust Party or any of their respective subsidiaries, which would have a material adverse effect on or would materially and adversely affect the properties or assets of the Trust or which might materially and adversely affect such Trust Party’s ability to perform its obligations under this Subscription Agreement.

f.            Each of the Trust Parties acknowledges that the representations made by it herein shall be continuing and must be valid as of each Contribution Date.

4.            The Securities purchased by Morgan Stanley in respect of the Commitment as described herein shall be subject to the following repurchase terms:

a.            Subject to the terms and conditions set forth in this Section 4, Morgan Stanley agrees to hold all of the Securities it receives in respect of the Commitment until the earlier of (i) the first date that the Trust’s NAV reaches $1.5 billion and (ii) three years after the initial closing (the “Initial Closing”) of the Trust’s continuous private offering (such date, the “Liquidity Date”).

b.            Subject to Section 4(c) below, following the Liquidity Date, each quarter Morgan Stanley may request to have a number of Securities repurchased by the Trust or redeemed by the Operating Partnership, as applicable, equal to the amount available under the Trust’s share repurchase plan’s (as amended from time to time, the “Share Repurchase Plan”) 5% quarterly cap after the Trust first satisfies repurchase requests from all other common shareholders who have properly submitted a repurchase request for such quarter in accordance with the Share Repurchase Plan (each, a “MS Optional Repurchase”).

c.            Except to the extent that Morgan Stanley elects to hold its investment in the Trust Parties as a merchant banking portfolio investment pursuant to the so-called “merchant banking” authority described in the Trust’s Private Placement Memorandum, at any time after an initial one-year period following the Initial Closing where the Trust’s common shares and units of the Operating Partnership owned by Morgan Stanley, together with any such common shares and units owned by its affiliates, were to represent 25% or more of the Trust’s total equity, including all of the Trust’s outstanding common shares and Operating Partnership units (other than those held by the Trust) (such percentage referred to herein as the “Morgan Stanley Interest”), the Trust will, or will cause the Operating Partnership to, automatically and without further action by Morgan Stanley or its affiliate, repurchase or redeem, as applicable, an amount of the Trust’s common shares or Operating Partnership units from Morgan Stanley and/or its affiliates as may be necessary to cause the Morgan Stanley Interest to remain equal to or less than 24.99% (each such repurchase or redemption, a “MS Regulatory Repurchase” and, collectively with MS Optional Repurchase, a “MS Repurchase”).

d.            The price per Class E Share or Class E OP Unit for each MS Repurchase shall be equal to the most recently determined NAV per Class E Share or Class E OP Unit, as applicable, in each case, as of the repurchase or redemption date.

e.            The Securities issued in respect of the Commitment (including any Class E Shares received in exchange for Class E OP Units) are not eligible for repurchase pursuant to the Share Repurchase Plan and are not therefore subject to the early repurchase deduction as described therein.

f.            For so long as Morgan Stanley or its affiliate acts as investment adviser to the Trust, the Trust shall not effect any MS Optional Repurchase with respect to any quarter in which either (i) the full amount of all common shares of the Trust requested to be repurchased under the Share Repurchase Plan by shareholders other than Morgan Stanley and its affiliates are not repurchased or (ii) the Share Repurchase Plan has been suspended.

g.            Should any MS Optional Repurchase, in the Trust’s judgment, place an undue burden on the Trust’s liquidity, adversely affect the Trust’s operations or risk having an adverse impact on the Trust as a whole, the Trust or the Operating Partnership, as applicable, may elect not to redeem or repurchase from Morgan Stanley, or may offer to purchase less than the amount of the MS Optional Repurchase.

h.            The Trust may in its sole discretion determine to suspend repurchases under this Subscription Agreement if it is prohibited from repurchasing the Class E Shares or Class E OP Units by a legal, contractual or regulatory restriction applicable to it or its affiliates.

i.             For so long as Morgan Stanley or its affiliate acts as investment adviser to the Trust, Morgan Stanley will not request that Class E Shares issued in respect of the Commitment be repurchased under the Share Repurchase Plan.

5.            The principal office of Morgan Stanley is at the address shown under its signature on the signature page of this Subscription Agreement.

6.            This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions therein.

7.            This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in a writing signed by both parties.

8.            This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The parties hereto may not assign any of their respective rights or interests in and under this Subscription Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.

9.            If any part of this Subscription Agreement is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Subscription Agreement shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.

MORGAN STANLEY:

MSREI HOLDING, INC., a Delaware corporation

By:	/s/ Christie Park
Name:	Christie Park
Title:	Vice President

Address:	1585 Broadway
New York, NY 10036
EIN:	13-4199868

Acknowledged by:

THE TRUST:

NORTH HAVEN NET REIT, a Maryland statutory trust

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Chief Financial Officer and Head of Capital Markets

THE OPERATING PARTNERSHIP:

NH Net REIT Operating Partnership, LP, a Delaware limited partnership

BY: NORTH HAVEN NET REIT, its general partner

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Chief Financial Officer and Head of Capital Markets

[Signature Page to Morgan Stanley Subscription Agreement]

EXHIBIT A

Morgan Stanley Entity	Shares/ Units
MSREI Holding, Inc.	1,225,000 Class E Shares